Exhibit 99.1

Tallgrass Energy Partners Announces Potential Acquisition of Additional 33.3 Percent Interest in Pony Express Pipeline

LEAWOOD, Kan.--(BUSINESS WIRE)--January 8, 2015--Tallgrass Energy Partners, LP (NYSE:TEP) (“TEP” or the “Partnership”) announced today that Tallgrass Development, LP has offered TEP the right to purchase a 33.3 percent interest in Tallgrass Pony Express Pipeline, LLC (“Pony Express”). If consummated, this would increase TEP’s ownership interest in Pony Express to 66.7 percent. Terms of the offer have not been finalized and may be modified upon completion of the ongoing open seasons for the expansion of the Pony Express crude oil pipeline system. In conjunction with the proposed transaction, the parties expect to seek clearance from the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act.

Pony Express owns an approximately 690-mile crude oil pipeline commencing in Guernsey, Wyo., and terminating in Cushing, Okla., with delivery points at the Ponca City Refinery and at Deeprock in Cushing. Upon completion of ongoing construction, Pony Express also will own an approximately 66-mile lateral in Northeast Colorado that will commence in Weld County, Colo., and interconnect with the Pony Express mainline just east of Sterling, Colo. The lateral in Northeast Colorado is expected to be in service sometime during the first half of 2015. Pony Express is currently undergoing open seasons to solicit commitments for incremental crude oil transportation service expected to be operational in the second half of 2016, with interim capacity of approximately 100,000 barrels/day available beginning in mid-2015.

The offer was received from Tallgrass Development pursuant to a right of first offer that is contained in the Omnibus Agreement executed between TEP and Tallgrass Development in connection with TEP’s initial public offering in May 2013. A Conflicts Committee of the Board of Directors of TEP’s general partner, consisting solely of independent directors, has been formed to evaluate the offer with assistance from external advisors to be engaged by the Committee. No definitive transaction agreement has been executed at this time and the proposed transaction remains subject to review, negotiations and approval by the Conflicts Committee and by the board of directors of TEP’s general partner.

About Tallgrass Energy Partners, LP

Tallgrass Energy Partners, LP (NYSE: TEP) is a publicly traded, growth-oriented limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. We currently provide natural gas transportation and storage services for customers in the Rocky Mountain and Midwest regions of the United States through our Tallgrass Interstate Gas Transmission and Trailblazer Pipeline systems. We provide crude oil transportation to customers in Wyoming and the surrounding region, servicing the Bakken production area of North Dakota and eastern Montana through our ownership interest in Tallgrass Pony Express Pipeline. We also provide services for customers in Wyoming through Tallgrass Midstream at our Casper and Douglas natural gas processing and our West Frenchie Draw natural gas treating facilities and we provide water business services to customers in Colorado and Texas through BNN Water Solutions. Our operations are strategically located in and provide services to certain key United States hydrocarbon basins, including the Denver-Julesburg, Powder River, Wind River, Permian and Hugoton-Anadarko Basins and the Niobrara, Mississippi Lime, Eagle Ford and Bakken shale formations.

To learn more, please visit our website at www.tallgrassenergy.com.

Cautionary Note Concerning Forward-Looking Statements

Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the possibility of Tallgrass Energy Partners acquiring an additional interest in Tallgrass Pony Express Pipeline, LLC, including the percentage interest that may be acquired and the dates on which the Northeast Colorado Lateral is expected to be placed in service. Forward looking statements may also include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of Tallgrass Energy Partners and its subsidiaries, including: the ability to pursue expansions and other opportunities for incremental volumes; natural gas production growth in Tallgrass Energy Partners' operating areas; expected future benefits of acquisitions or expansion projects; timing of anticipated spending on planned expenses and maintenance capital projects; and distribution rate and growth, including variability of quarterly distribution coverage. These statements are based on certain assumptions made by Tallgrass Energy Partners based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Tallgrass Energy Partners, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to Tallgrass Energy Partners’ financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, the demand for natural gas storage and transportation services, operating hazards, the effects of government regulation, tax position and other risks incidental to transporting, storing and processing natural gas and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by Tallgrass Energy Partners with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and Tallgrass Energy Partners does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
Tallgrass Energy Partners, LP
Investor Relations
Nate Lien, 913-928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond, 913-928-6014
media.relations@tallgrassenergylp.com